EXHIBIT 23-b



                         Consent of Independent Accountants

We consent to the inclusion in the Annual Report for the year ended December 31, 1998 on Form 10-K and the accompanying Proxy Statement dated on or about March 12, 1998 of SBC Communications Inc., of our report dated February 27, 1997 (Exhibit 99-a), on our audit of the consolidated financial statements and financial statement schedule of Pacific Telesis Group and Subsidiaries as of December 31, 1996, and for the year then ended, as included in Pacific Telesis Group's annual report on Form 10-K for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the SBC Savings Plan and the SBC Savings and Security Plan and certain other plans (Nos. 333-24295 and 333-66105), the Stock Savings Plan (Nos. 33-37451 and 33-54291), the SBC Communications Inc. 1992 Stock Option Plan (No. 33-49855), the SBC Communications Inc. 1995 Management Stock Option Plan (No. 33-61715 and 333-49343), the SBC Communications Inc. 1996 Stock and Incentive Plan (No. 333-30669), and in the Registration Statements (Form S-3) pertaining to the SBC Communications Inc. Direct Stock Purchase and Reinvestment Plan (Nos. 333-08979, 333-44553, and 333-02587, originally filed on Form S-4), and SBC Communications Capital Corporation and SBC Communications Inc. (Nos. 33-45490 and 33-56909), and in the Registration Statement (Form S-4) pertaining to SBC Communications Inc. (No. 333-45837), and in the related Prospectuses, of our report dated February 27, 1997 (Exhibit 99-a), on our audit of the consolidated financial statements and financial statement schedule of Pacific Telesis Group and Subsidiaries as of December 31, 1996 and for the year then ended, as included in Pacific Telesis Group's annual report on Form 10-K for the year ended December 31, 1996.

                                                    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Francisco, California
March 8, 1999